UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sino Silver Corp.

(Exact name of registrant as specified in its charter)

Nevada	98-0344538

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1221 Brickell Avenue, Suite 900, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-63548 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The Common Stock to be registered hereunder is described under the heading “Description of Bream Ventures, Inc. Capital Stock” prospectus, dated July 2, 2002 (the “Prospectus”) as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus forms a part of registration statement No. 333-56200 (the “Registration Statement”). The Registration Statement was filed with the Commission pursuant to the Securities Act and was declared effective by the Commission on July 2, 2002. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

Item 2. Exhibits.

1.	Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant’s Prospectus filed June 25, 2001 and incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 31, 2005

Sino Silver Corp.
/s/ Ian Park

Name: Ian Park
Title: President and Chief Executive Officer